Subsidiaries of the Registrant
                         ------------------------------

                                                                                             State or
                                                                          Percent       Other Jurisdiction
Parent Company                             Subsidiary                      Owned         of Incorporation
--------------                             ----------                      -----         ----------------

WSFS Financial Corporation       Wilmington Savings Fund Society,          100%            United States
                                    Federal Savings Bank
                                 WSFS Capital Trust, III                   100%            Delaware
                                 Montchanin Capital Management, Inc.        94%(1)         Delaware

Wilmington Savings Fund          WSFS Reit, Inc                            100%            Delaware
 Society, Federal                WSFS Investment Group, Inc.               100%            Delaware
 Savings Bank                    WSFS Credit Corporation                   100%            Delaware


Montchanin Capital               Cypress Capital Management, LLC            80%(2)         Delaware
Management, Inc.


(1)  During 2006 this ownership percentage increased to 100%.
(2)  During 2006 this ownership percentage increased to 90%.